UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 26, 2022

First Financial Bankshares, Inc.

(Exact name of registrant as specified in its Charter)

Texas	0-07674	75-0944023
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Pine Street, Abilene, Texas 79601
(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 26, 2022, the Board of Directors (the “Board”) of First Financial Bankshares, Inc., a Texas corporation (the “Company”), approved an amendment and restatement of the Company’s Supplemental Executive Retirement Plan (the “SERP”). The amendment and restatement amends the SERP to increase the maximum amount of base compensation (i.e., base salary and commissions) an eligible participant may elect to defer in any calendar year that begins on or after January 1, 2023. Specifically, for any calendar year that begins on after January 1, 2023, the amended SERP provides that an eligible participant may elect to defer, from his or her base compensation for such calendar year, the maximum amount of (a) 25% of the eligible participant’s base compensation for such calendar year, plus (b) the amount of the excess contribution (if any) returned to such eligible participant during the calendar year under the Company’s 401(k) Profit Sharing and Employee Stock Ownership Plan and Trust as a result of the application of the limits of Section 415 of the Internal Revenue Code.

The foregoing description of the SERP is qualified in its entirety by reference to the complete text of the SERP. A copy of the SERP is attached as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following are exhibits to this Current Report on Form 8-K:
Exhibit Number	Description of Exhibit
10.1	First Financial Bankshares, Inc. Supplemental Executive Retirement Plan, as amended and restated effective July 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: July 29, 2022	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
Chairman, President and Chief Executive Officer